UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2004

BAY VIEW CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-14879	94-3078031

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1840 Gateway Drive, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 312-7300

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Item 4.   Changes in Registrant’s Certifying Accountant.

     On July 26, 2004, representatives of Deloitte & Touche LLP advised the Company’s Chairman of the Board by telephone that Deloitte & Touche LLP intended to resign as the Company’s principal accountant following completion of the previously announced restatement of the Company’s financial statements for the year ended December 31, 2003 and the quarter ended March 31, 2004 and filing of the Company’s Form 10-Q for the period ended June 30, 2004.

     On July 22, 2004, Deloitte & Touche LLP advised the Audit Committee management of the Company of a reportable condition that Deloitte & Touche LLP considers a material weakness in internal control relating to financial reporting. Such weakness relates to the Company’s incorrect amortization of premiums paid, origination fees and direct costs of auto installment contracts held for sale, which, under FASB Statement No. 91, should be deferred until the contracts are sold. The Company was amortizing such deferred amount resulting in a material misstatement in the Company’s condensed consolidated financial statements. Deloitte & Touche LLP attributed this misstatement to insufficient qualified accounting personnel to identify and resolve complex accounting issues on a timely basis and lack of appropriate resources resulting in insufficient supervision and review of the financial reporting process.

     On July 21, 2004, the Company issued a press release and subsequently filed a Form 8-K on July 27, 2004, to disclose this accounting adjustment mentioned above and is in the process of amending its Form 10-Q for the quarter ended March 31, 2004 and its Form 10-K for the year ended December 31, 2003 to reflect the changes. The effect of the restatement is to increase total assets and net income as of and for the three months ended December 31, 2003 by $182 thousand and as of and for the three months ended March 31, 2004 by $426 thousand and $244 thousand, respectively. The Company will address the reportable condition discussed above with the oversight of the Audit Committee.

     Deloitte & Touche LLP’s reports on the Company’s financial statements for the fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 31, 2002 and 2003, and through the period ended June 30, 2004, the Company had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference thereto in their reports on the Company’s financial statements for such periods.

     During the fiscal years ended December 31, 2002 and 2003, and through the period ended June 30, 2004, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the matters described above.

     The Audit Committee has commenced the process of retaining a new principal accountant to audit the Company’s financial statements for the year ending December 31, 2004, and, upon the engagement of a new principal accountant, will file a Form 8-K Report containing the information required by Item 304 of Regulation S-K.

     The Company requested that Deloitte & Touche LLP furnish the Company with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether Deloitte & Touche LLP agrees with the statements contained in this Item 4, and, if not, stating the respects in which Deloitte & Touche LLP does not agree. Deloitte and Touche LLP’s letter of response will be filed as an amendment to this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY VIEW CAPITAL CORPORATION Registrant

DATE: August 2, 2004	BY:	/s/ John Okubo John Okubo Executive Vice President, Chief Financial Officer